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                                 WHAT WE DO...

BUSINESS
CONSULTING
                                                                [ILLEGIBLE]
PROCESS                                                         APPLICATION
MANAGEMENT                                                      DEVELOPMENT

CALIFORNIA POWER EXCHANGE


BACKGROUND

As California prepared to deregulate the state's electric industry, the CALIFORNIA POWER EXCHANGE (CalPX) was created to handle energy trading in the state. A not-for-profit company, CalPX is the largest energy exchange in the world and currently trades approximately 75 percent of all energy in California.

The California Deregulation Bill (AB1890) mandated that the existing investor-owned utilities in California (Pacific Gas and Electric Company, Southern California Edison, and San Diego Gas and Electric) trade through CalPX until the year 2002, giving CalPX a large and temporarily captive market. However, as additional energy traders enter the California energy market and the mandate to trade through CalPX lifts, their market share is expected to decrease.

To maintain their market share, CalPX is consistently working on improving its current services and processes as well as making new service offerings.

THE BUSINESS PROBLEM(S):

CalPX faces two ongoing business challenges: remaining compliant with rapidly changing market rules and protocols in California, and introducing new products and services in order to better serve their customers as well as retain and grow their market share.

The biggest challenge lies with the rapidly changing market rules, particularly those instigated by the California Independent System Operation (ISO), who operates the California power grid. To cope with each new market rule, CalPX must:

o Review and analyze its impact on their business.

o Modify existing business protocols or introduce new ones.

o File these modifications and additions with regulators and receive the necessary approvals.

o Update all business processes and information systems affected by the changing or new business protocols.

Each new market rule typically comes with a tight implementation deadline, adding another critical aspect to compliance.

Each new service offering must follow a similar path to implementation. After defining the business protocols, CalPX must file these new protocols with the regulators and receive the necessary approvals, and, finally, update its affected business processes and information systems to implement the new business protocols in a very tight timeline.

THE RELATED TECHNOLOGY PROBLEM(S)

Supporting all of the business protocol modifications and new service offerings requires complex information systems that implement equally complex methodologies and applications. CalPX requires rapid design and implementation of these systems to meet its regulatory deadlines and to be first to market with new offerings.

OUR SOLUTION

Perot Systems Corporation provides expert consulting in diverse business areas to enable development of new business protocols. We also design and specify various functions that support both mandated changes and new product offerings. Furthermore, we develop and implement software applications and other information technologies that are required to implement the needed business protocols designed above. We have been providing CalPX with expert consulting and applications development in the following areas:

o Energy trading and scheduling

o Regulatory filings

o Financial settlements

o Market compliance monitoring

o Congestion management and zonal energy price calculation

Our specific contributions include business protocols and applications for calculation of zonal energy prices, system-wide over-generation management, scheduling and settlements of Existing and Firm Transmission Rights, bookout market trading, running CalPX block forward market trading as well as efficient data interfacing of scheduling and settlements data with the California ISO.

Additionally, we have helped CalPX with the ongoing task of educating its California energy market participants about the regulations, changes, and new offerings.

On an on-going basis, we maintain a staff of about 20 people on-site and on call at CalPX.

THE RESULTS

Our unique ability to provide complete end-to-end solutions to CalPX has been instrumental in the successful start of the CalPX energy market on April 1, 1998, as well as its ongoing smooth operation. We have helped CalPX to respond to several major changes in the California energy market rules as well as introduce several new products and service offerings.

Furthermore, our disciplined IT practices and procedures in developing, testing, and integrating the applications has ensured exceptional system performance and reliability as well as high customer satisfaction with all our applications and services.


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(C) 1999 Perot Systems Corporation. All rights reserved. Perot Systems is a trademark of Perot Systems Corporation and is registered in the United States of America and other countries. All other product names, brand names, and other trademarks are the property of their respective owners.